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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          INDEX STOCK PHOTOGRAPHY, INC.

                    ADOPTED IN ACCORDANCE WITH THE PROVISIONS
             OF SECTION 245 OF THE DELAWARE GENERAL CORPORATION LAW

         Index Stock Photography, Inc., a Delaware corporation (the "Corporation") desiring to restate its Certificate of Incorporation pursuant to the provisions of Section 245 of the Delaware General Corporation Law, hereby certifies that the Corporation was incorporated in Delaware on April 23, 1991 under the name ImageNation, Inc. and changed its name to Index Stock Photography, Inc. by a certificate of amendment filed on November 4, 1991. This restated certificate of incorporation was adopted by the board of directors and approved by stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law. This restated certificate of incorporation amends the certificate of incorporation to increase the number of shares of common stock authorized to be issued by the Corporation from 5,000,000 shares of common stock, $.0001 par value per share, to 10,000,000 shares of common stock, $.0001 par value per share, is filed to reflect adoption by the board of directors and approval by stockholders of a resolution proposing and declaring advisable a reverse stock split of the Corporation's issued and outstanding shares of common stock, on a .662 share-for-one share basis, and restates and integrates amendments heretofore adopted. The Certificate of Incorporation, including the foregoing amendments is restated as follows:

         FIRST: The name of the Corporation is Index Stock Photography, Inc.

         SECOND: The registered office of the Corporation is to be located at 9 East Loockerman Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of the registered agent at that address is the National Corporate Research, Ltd.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is twelve million (12,000,000) shares of which ten million (10,000,000) shares shall be shares of Common Stock, $.0001 par value per share ("Common Stock"), and two million (2,000,000) shares shall be shares of Preferred Stock, $.01 par value per share. Of the Preferred Stock authorized hereby, there is established a Series A Preferred Stock and Series B Preferred Stock having the designations, preferences, rights and limitations as set forth below.

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Series A Preferred Stock.

         1.       Designation; Number of Shares; Stated Value.

         The designation of said series of the Preferred Stock shall be $2.00 Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 500,000. The liquidation value of the Series A Preferred Stock shall be $2.00 per share, together with any accrued and unpaid dividends if there is a sale of substantially all of the stock or assets of the Company in a non-public transaction or liquidation of the Company. The shares of Series A Preferred Stock shall be issued as full shares and shall have a par value of $.01 per share.

         2.       Conversion.

                  (a) Each share of Series A Preferred Stock is convertible into one share of Common Stock at any time at the option of the holder and automatically upon the successful completion by the Corporation of a public offering of its securities which has been made pursuant to a registration statement or a Notification under Regulation A filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Public Offering").

                  (b) The conversion rate shall be subject to adjustment as follows:

                           (i) In case the Corporation shall (A) pay a dividend
                  on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect at the time of such dividend, subdivision, or combination shall be proportionately adjusted so that the holder of the Series A Preferred Stock surrendered for conversion after such time shall be entitled to receive the number and kind of shares which he would have owned or have been entitled to receive had such Series A Preferred Stock been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

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                         (ii) In case of any consolidation of the Corporation
                  into, or merger of the Corporation with or into, any other corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in case of any reclassification of its shares of Common Stock, the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities, cash and other property receivable upon such consolidation, merger, sale, transfer or reclassification by a holder of the number of shares of Common Stock of the Corporation into which such share of Series A Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, transfer or reclassification. In any such event, effective provision shall be made in the articles or certificate of incorporation of the resulting or surviving corporation or other corporation issuing or delivering such shares, other securities cash or other property or otherwise so that the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities, cash and other property deliverable upon conversion of the Series A Preferred Stock remaining outstanding or other convertible stock or securities received by the holders in place thereof; and any such resulting or surviving corporation or other corporation issuing or delivering such shares, other securities, cash or other property shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities, cash or other property as the holders of the Series A Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof and to make provision for the protection of the conversion right as above provided. In case shares, securities, cash or other property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Stock in this paragraph 2(b) shall be deemed to apply, so far as provided and as nearly as is reasonable, to any such shares, other securities, cash or other property.

                           (iii) No fractional interests in Common Stock shall
                  be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the public offering price per share of Common Stock or issue an additional share of Common Stock by rounding the fractional interest to the nearest whole share.

                           (iv) In the event that at any time, as a result of
                  any adjustment made pursuant to this paragraph 2(b), the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Common Stock, the number of such other shares so receivable upon conversion of any share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provision with respect to the Common Stock contained in subdivision (i), above, with respect to the Common Stock.

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                          (v) Whenever any adjustment is required in the number
                  of shares into which each share of Series A Preferred Stock is convertible, the Corporation shall forthwith cause to be mailed to the holders of record of the Series A Preferred Stock a copy of a statement describing in reasonable detail the method of calculation used in the adjustment.

                  (c) Upon any conversion of shares of Series A Preferred Stock, the shares so converted shall have the status of authorized and unissued shares of Preferred Stock, unclassified as to series, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion of shares of Series A Preferred Stock. The Corporation shall at times reserve and keep available, out of its authorized and unissued stock or stock held as treasury stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock form time to time outstanding. For the purpose of this paragraph 2(c), the full number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding shares of Series A Preferred Stock were held by a single holder. The Corporation shall form time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of its Common Stock if at any time the number of shares of its Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding Series A Preferred Stock.

                  (d) The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in the name other than that in which the Series A Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (e) Before taking any action which would cause an adjustment reducing the conversion rate such that the conversion price would be below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion rate as so adjusted.

         3.       Number of Shares.

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         The Board of Directors reserves the right, by subsequent amendment of this resolution, from time to time to decrease the number of shares which constitute the Series A Preferred Stock (but not below the number of shares thereof then outstanding) and, subject to anything to the contrary set forth in the Certificate of Incorporation applicable to the Preferred Stock, to subdivide the number of shares, the stated value per share and the liquidation value per share of the Series A Preferred Stock and in other respects to amend, within the limitations provided by law, this resolution and the Certificate of Incorporation.

         4.       Liquidation Rights.

         Upon the sale of substantially all of the stock and assets of the Company in a non-public transaction or dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders the amount equal to their original investment of $2.00 per share, plus any accrued and unpaid dividends before any payment or distribution shall be made on the Common Stock or on any other class of stock. If upon such liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary, the assets of the Corporation shall be insufficient to permit payment to the holders of Series A Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be distributed to the holders of Capital Stock of the Corporation shall be distributed rateably among the holders of the Series A Preferred Stock, in proportion to the liquidation preference payable under this paragraph 4. For purposes of this paragraph 4, the merger or consolidation of the Corporation or the sale of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation. After the payment to the holders of the shares of the Series A Preferred Stock of the full preferential amounts provided for in this paragraph 4, the preferred shares have no further rights and no right or claim to any remaining assets of the Corporation.

         5.       Voting Rights.

         (a) The shares of Series A Preferred Stock shall have no voting rights except for those provided for by law. In exercising the voting rights granted by operation of law, each share of Series A Preferred Stock shall be entitled to one vote. In addition, the Corporation may not, without the prior written consent of at least 66% of the holders of the Series A Preferred Stock:

                  (A) amend the Certificate of Incorporation or any certificate or statement of the designations of the powers, preferences and rights of any classes of stock to in any way affect the rights and preferences of holders of the Series A Preferred Stock;

                  (B) authorize any other class of Preferred Shares ranking equal or superior to the Series A Preferred Stock; and

                  (C)      declare or pay any cash dividends on the Common
                           Stock.

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         6.       Dividends.

         The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for such purpose, cash dividends at the rate of $.30 per share per annum commencing with the sixth anniversary of the issuance of such shares and $.40 per share per annum, commencing with the seventh anniversary and continuing thereafter. Such dividends shall be payable quarterly and shall accrue, whether or not earned or declared from and after the sixth anniversary of the issuance of such shares.

         7.       Redemption.

         Commencing October 31, 1997, holders thereof have the right to require the repurchase of such shares by the Company if the Company has not filed a registration statement or a Notification under Regulation A with the U.S. Securities and Exchange Commission and thereafter effected a public distribution of any of its equity securities. The purchase price payable for each such share shall be $8.49 per share payable in three consecutive annual installments of $2.83. Under such circumstances, the Company would also be required to pay any accrued and unpaid dividends due with respect to such shares, except payment of such dividend may, at the option of the Company, be made in cash or additional common stock of the Company or any combination thereof determined by the Company, such common stock to be valued at $2.00 per share for such purposes. Such dividends payable in cash shall be made in three equal annual installments to coincide with the payment of the amount due in connection with the redemption. Such election by the holder shall be made on not less than 90 days prior written notice. Annual installments shall be paid on December 15 following due notice and annually thereafter. Any such redemption shall be subject to applicable provisions of law relating to the repurchase of shares by the Company.

Series B Preferred Stock.

         1.       Designation; Number of Shares; Stated Value.

         The designation of said series of the Preferred Stock shall be Series B Convertible Preferred Stock (the "Series B Preferred Stock"). The number of shares of Series B Preferred Stock shall be 166,667. The shares of Series B Preferred Stock shall be issued as full shares and shall have a par value of $.01 per share.

         2.       Conversion.

                  (a) Each share of Series B Preferred Stock is convertible into one share of Common Stock at any time at the option of the holder and automatically upon the completion by the Corporation of a public offering of its securities which has been made pursuant to a registration statement or a Notification order Regulation A filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Public Offering").

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                  (b) The conversion rate shall be subject to adjustment as
         follows:

                           (i) In case the Corporation shall (A) pay a dividend
                  on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect at the time of such dividend, subdivision, or combination shall be proportionately adjusted so that the holder of the Series B Preferred Stock surrendered for conversion after such time shall be entitled to receive the number and kind of shares which he would have owned or have been entitled to receive had such Series B Preferred Stock been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (ii) In case of any consolidation of the Corporation
                  into, or merger of the Corporation with or into, any other corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in case of any reclassification of its shares of Common Stock, the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities, cash and other property receivable upon such consolidation, merger, sale, transfer or reclassification by a holder of the number of shares of Common Stock of the Corporation into which such share of Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, transfer or reclassification. In any such event, effective provision shall be made in the articles or certificate of incorporation of the resulting or surviving corporation or other corporation issuing or delivering such shares, other securities cash or other property or otherwise so that the provisions set forth herein for the protection of the conversion rights of the Series B Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities, cash and other property deliverable upon conversion of the Series B Preferred Stock remaining outstanding or other convertible stock or securities received by the holders in place thereof; and any such resulting or surviving corporation or other corporation issuing or delivering such shares, other securities, cash or other property shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities, cash or other property as the holders of the Series B Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders in place thereof,k shall be entitled to receive pursuant to the provisions hereof and to make provision for the protection of the conversion right as above provided. In case shares, securities, cash or other property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Stock in this paragraph 2(b) shall be deemed to apply, so far as provided and as nearly as is reasonable, to any such shares, other securities, cash or other property.

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                           (iii) No fractional interests in Common Stock shall
                  be issued upon conversion of shares of Series B Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the fair market value of Common Stock as reasonably determined by the board of directors or issue an additional share of Common Stock by rounding the fractional interest to the nearest whole share.

                           (iv) In the event that at any time, as a result of
                  any adjustment made pursuant to this paragraph 2(b), the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Common Stock, the number of such other shares so receivable upon conversion of any share of Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provision with respect to the Common Stock contained in subdivision (i), above, with respect to the Common Stock.

                           (v) Whenever any adjustment is required in the number
                  of shares into which each share of Series B Preferred Stock is convertible, the Corporation shall forthwith cause to be mailed to the holders of record of the Series B Preferred Stock a copy of a statement describing in reasonable detail the method of calculation used in the adjustment.

                  (c) Upon any conversion of shares of Series B Preferred Stock, the shares so converted shall have the status of authorized and unissued shares of Preferred Stock, unclassified as to series, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion of shares of Series B Preferred Stock. The Corporation shall at times reserve and keep available, out of its authorized and unissued stock or stock held as treasury stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock form time to time outstanding. For the purpose of this paragraph 2(c), the full number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding shares of Series B Preferred Stock were held by a single holder. The Corporation shall form time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of its Common Stock if at any time the number of shares of its Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding Series B Preferred Stock.

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                  (d) The Corporation will pay any and all issue or other
         similar taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in the name other than that in which the Series B Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid. Anything herein to the contrary notwithstanding, the Corporation shall not be responsible or liable for any income, franchise or similar taxes imposed on the holder of any share of Series B Preferred Stock upon conversion thereof or otherwise.

                  (e) Before taking any action which would cause an adjustment reducing the conversion rate such that the conversion price would be below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion rate as so adjusted.

         3.       Number of Shares.

         The Board of Directors reserves the right, by subsequent amendment of this resolution, from time to time to decrease the number of shares which constitute the Series B Preferred Stock (but not below the number of shares thereof then outstanding) and, subject to anything to the contrary set forth in the Certificate of Incorporation applicable to the Preferred Stock, to subdivide the number of shares, the stated value per share and the liquidation value per share of the Series B Preferred Stock and in other respects to amend, within the limitations provided by law, this resolution and the Certificate of Incorporation.

         4.       Liquidation Rights.

         Upon the sale of substantially all of the stock and assets of the Company in a non-public transaction or dissolution, liquidation, or winding up of the corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled, subject to the rights of the Corporation's $2.00 Series A Convertible Preferred Stock or any other class of preferred stock having a superior liquidation preference, to their proportionate share of any of the remaining assets of the Corporation available for distribution to stockholders based on their equity interest assuming full conversion of such holders' shares of Series B Preferred Stock into Common Stock.

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         5.       Voting Rights.

                  (a) The shares of Series B Preferred Stock shall have no voting rights except for those provided for by law. In exercising the voting rights granted by operation of law, each share of Series B Preferred Stock shall be entitled to one vote. In addition, the Corporation may not, without the prior written consent of at least 66% of the holders of the Series B Preferred Stock:

                  (A) amend the Certificate of Incorporation or any certificate or statement of the designations of the powers, preferences and rights of any classes of stock to in any way affect the rights and preferences of holders of the Series B Preferred Stock;

                  (B) authorize any other class of Preferred Shares ranking equal or superior to the Series B Preferred Stock; and

                  (C)      declare or pay any cash dividends on the Common
                           Stock.

         6.       Dividends.

         The holders of the Series B Preferred Stock shall not be entitled to receive cash dividends.

         7.       Redemption.

         Commencing October 31, 1997, holders of the Series B Preferred Stock have the right upon written notice to the Corporation, to require the repurchase of such shares by the Company. The purchase price payable for each such share shall be $2.00 per share payable in two equal installments payable as follows:
(i) 50% of the amount payable shall be paid within sixty (60) days of the delivery of such written notice to the Company; and (ii) the balance shall be paid one year from such date, together with interest calculated at the rate of 10% per annum. Said installment to be evidenced by a promissory note. Any such redemption shall be subject to applicable provisions of law relating to the repurchase of shares by the Company.

         In the event that the holder of the Series B does not either exercise its right of redemption hereunder or convert said shares to Common Stock, then, in such event, the Corporation shall have the right, at anytime commencing October 31, 1997, exercisable upon ten (10) days written notice, to purchase from the holders of the Series B Preferred Stock, all or part of the Series B Preferred Stock at a price per share of $12.00, subject to proportionate adjustments in the event of stock splits, dividends or similar reclassification of said Series B Preferred Stock. The purchase price shall be payable in two equal installments, the first to be made within sixty (60) days of such election by the Corporation and the balance, thereof, without interest thereon, one year thereafter.

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         FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

                  (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                  (3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any by-laws from time to time made by the stockholder; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

         SIXTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent limited by Section 102(b) of the Delaware General Corporation Law, as amended from time to time.

         EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

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         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this restated certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                  IN WITNESS WHEREOF, this Restated Certificate of Incorporation of the Corporation has been executed this th day of , 1996.




                                      ---------------------------------------



                                      Bahar Gidwani, Chief Executive Officer





- -----------------------------
Bahar Gidwani, Secretary

                                       12